UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2015

American Brewing Company, Inc.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

333-193725	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

180 West Dayton Street, Warehouse 102, Edmonds, WA 98020
(Address of principal executive offices) (Zip Code)

(425) 774-1717
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called "forward-looking statements," all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as "expects," "plans," "will," "forecasts," "projects," "intends," "estimates," and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward -looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2015 (the "Closing Date"), American Brewing Company, Inc., a Washington corporation ("we" or the "Company"), entered into an Asset Purchase Agreement (the "Agreement") whereby the Company sold its assets and various liabilities related to its brewery and micro-brewing operations (the "Sale") to AMBREW, LLC, a Washington Limited Liability Company ("AMBREW").  On the Closing Date, the parties executed all documents related to the Sale.

Under the terms of the Agreement, the assets consisted of inventory, fixed assets and intellectual property.  The liabilities consisted of brewing-related contracts held by the Company, liabilities related to inventory as well as lease obligations.  The purchase price for the Sale was $750,000, which consisted of cash and assumed debt owed to a third party related to three equipment financing agreements.  The Sale was subject to customary closing conditions, namely that the Washington State Liquor and Cannabis Board ("WSLCB") shall have approved AMBREW's assumption of the Company's WSLCB license and issued a corresponding license in AMBREW's name to operate the assets of the business from and after the Closing Date (the "WSLCB Condition").  The parties intend, to the maximum extent possible, provided that the conditions to Sale have occurred, including specifically the WSLCB Condition, that the benefits and obligations of ownership and operation of the assets of the business shall accrue to AMBREW beginning as of the Closing Date.  A copy of the Agreement dated October 1, 2015 is included as Exhibit 10.1 hereto.

The foregoing description of the Sale and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and incorporated exhibits, which is filed as Exhibit 10.1 hereto.

The Company will continue to operate its búcha™ Live Kombucha division, which produces a gluten-free, organic certified sparkling kombucha tea.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1   Asset Purchase Agreement and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BREWING COMPANY, INC.

Date:  October 5, 2015                                                                                                  By:            /s/ Neil Fallon
Neil Fallon, Chief Executive Officer

By:            /s/ Julie Anderson
Julie Anderson, Vice President